Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-4 of Singer Madeline Holdings, Inc. of our report dated June 24, 2015 on our audits of the combined financial statements of With You, Inc. and Corny Dog, Inc. as of December 31, 2014, 2013 and 2012 and for the years then ended included in the Current Report on Form 8-K/A (Amendment No. 1). We also consent to the reference to our firm under the caption “Experts”.

/s/ CohnReznick LLP

New York, New York

July 29, 2015